UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2013

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On March 18, 2013, Dendreon Corporation (the “Company”) announced that it has reached an agreement in principle to settle the securities class action litigation pending against it in the United States District Court for the Western District of Washington (the “District Court”), which will resolve the claims asserted against the Company in the previously disclosed putative securities class action consolidated complaint, In re Dendreon Corporation Class Action Litigation, Master Docket No. C 11-1291 JLR, filed against the Company and three current and former executive officers. The terms agreed upon by the parties contemplate a settlement payment by the Company of $40 million, $38 million which will be funded by the Company’s directors’ and officers’ liability insurers. The terms of the settlement must be formally documented and are subject to approval by the District Court following notice to all class members.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Dendreon Corporation press release dated March 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: March 18, 2013	/s/ Christine Mikail
Christine Mikail
Executive Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dendreon Corporation press release dated March 18, 2013.